Exhibit 10.2

PANOLAM INDUSTRIES INTERNATIONAL, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Amendment”) is dated as of February 27, 2006 and entered into by and among Panolam Industries International, Inc., a Delaware corporation, as successor by merger to PIH Acquisition Co. (“Company”), Panolam Holdings II Co., a Delaware corporation (“Holdings”), the financial institutions listed on the signature pages hereof (“Lenders”), Credit Suisse, Cayman Islands Branch, as administrative agent for Lenders (“Administrative Agent”), and, solely for purposes of Section 5 hereof, the Credit Support Parties (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of September 30, 2005 (the “Credit Agreement”), by and among Company, Holdings, Lenders, Jefferies & Company, Inc., as syndication agent for Lenders (“Syndication Agent”) and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Company and Lenders desire to (A) amend the Credit Agreement to (i) increase the amount by which the aggregate principal amount of the Term Loans may be increased at Company’s option under subsection 2.1A(iv) by $5,000,000, (ii) increase the aggregate amount of the Revolving Loan Commitments by $10,000,000, (iii) amend subsection 1.2B regarding pro forma adjustments in connection with Permitted Acquisitions, (iv) increase the maximum Consolidated Leverage Ratio for Fiscal Year 2006 and the first two Fiscal Quarters of Fiscal Year 2007, and (v) make certain other amendments as set forth below and (B) waive Company’s non-compliance with the Consolidated Capital Expenditures covenant for the period ending December 31, 2005;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.              AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Section 1.2: Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement

A.  Pro Forma Adjustments.  Section 1.2B of the Credit Agreement is hereby amended by adding the following parenthetical immediately before the period at the end thereof:

“(or, in the case of pro forma adjustments arising out of annual operating expense reductions attributable to a Permitted Acquisition, such longer period as is acceptable to the Administrative Agent)”

1.2          Amendments to Section 2: Amounts and Terms of Commitments and Loans

A.  Revolving Loans.  Subsection 2.1A(ii) of the Credit Agreement is hereby amended by deleting the reference to “$20,000,000” contained therein and substituting “$30,000,000” therefor.

B.  Increases of Term Loan Commitments.   Subsection 2.1A(iv) of the Credit Agreement is hereby amended by deleting the reference to “$75,000,000” appearing therein and substituting “$80,000,000” therefor.

1.3          Amendments to Section 7: Negative Covenants

A.  Maximum Leverage Ratio.  Subsection 7.6B of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting the following therefor:

“Period	Maximum Leverage Ratio

4th Fiscal Quarter of Fiscal Year 2005	6.00:1.00

1st Fiscal Quarter of Fiscal Year 2006	6.25:1.00
2nd Fiscal Quarter of Fiscal Year 2006	6.25:1.00
3rd Fiscal Quarter of Fiscal Year 2006	6.25:1.00
4th Fiscal Quarter of Fiscal Year 2006	6.25:1.00

1st Fiscal Quarter of Fiscal Year 2007	5.75:1.00
2nd Fiscal Quarter of Fiscal Year 2007	5.75:1.00
3rd Fiscal Quarter of Fiscal Year 2007	5.50:1.00
4th Fiscal Quarter of Fiscal Year 2007	5.50:1.00

1st Fiscal Quarter of Fiscal Year 2008	5.00:1.00
2nd Fiscal Quarter of Fiscal Year 2008	5.00:1.00
3rd Fiscal Quarter of Fiscal Year 2008	5.00:1.00
4th Fiscal Quarter of Fiscal Year 2008	5.00:1.00

1st Fiscal Quarter of Fiscal Year 2009	4.50:1.00
2nd Fiscal Quarter of Fiscal Year 2009	4.50:1.00
3rd Fiscal Quarter of Fiscal Year 2009	4.50:1.00
4th Fiscal Quarter of Fiscal Year 2009	4.50:1.00

1st Fiscal Quarter of Fiscal Year 2010 and each Fiscal Quarter thereafter	4.00:1.00”

Section 2.              WAIVER

The undersigned Lenders, constituting Requisite Lenders under the Credit Agreement, hereby waive compliance with the provisions of subsection 7.8 of the Credit Agreement to the extent, and only to the extent, that Consolidated Capital Expenditures made during Fiscal Year 2005 exceeded the Maximum Consolidated Capital Expenditures Amount for such Fiscal Year set forth in subsection 7.8 of the Credit Agreement; provided that the aggregate amount of Consolidated Capital Expenditures made by Company and its Subsidiaries during Fiscal Year 2005 shall not have exceeded $9,500,000.

Without limiting the generality of the provisions of subsection 10.6 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of subsection 7.8 of the Credit Agreement with respect to Fiscal Year 2005 in the manner and to the extent described above, and nothing in this Section 2 shall be deemed to (a) constitute a waiver of compliance by Company with respect to (i) any such subsection of the Credit Agreement in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that Administrative Agent or any Lender may now have (except to the extent such right or remedy was based upon existing defaults that will not exist after giving effect to this Amendment) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein.  Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 3.              CONDITIONS TO EFFECTIVENESS

3.1          Conditions to Effectiveness of Sections 1 and 2.

Section 1 (other than Section 1.2A) and Section 2 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A.  On or before the First Amendment Effective Date, Company shall deliver to Administrative Agent copies of this Amendment, executed by Company and each Credit Support Party.

B.  On or before the First Amendment Effective Date, Administrative Agent and Requisite Lenders shall have executed copies of this Amendment.

3.2          Conditions to Effectiveness of Section 1.2A - Revolving Loans.

Section 1.2A of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Revolving Loan Increase Effective Date”):

A.  On or before the Revolving Loan Increase Effective Date, Company shall deliver to Administrative Agent copies of this Amendment, executed by Company and each Credit Support Party.

B.  On or before the Revolving Loan Increase Effective Date, Administrative Agent and Requisite Lenders shall have executed copies of this Amendment.

C.  On or before the Revolving Loan Increase Effective Date, new or existing Revolving Lenders shall have made, and Administrative Agent and Company shall have accepted, additional Revolving Loan Commitments in an aggregate amount of $10,000,000.

3.3          Deemed Assignments; Adjustment of Pro Rata Shares.

A.  On the Revolving Loan Increase Effective Date, the Revolving Loan Commitments, Pro Rata Shares and outstanding Revolving Loans of each existing Revolving Lender will be adjusted to give effect to the increase in the Revolving Loan Commitments and the addition of one or more Lenders making new Revolving Loan Commitments.  Each Revolving Lender acknowledges that on the Revolving Loan Increase Effective Date, (i) each existing Revolving Lender that is not increasing its Pro Rata Share of the Revolving Loan Commitments will be deemed to have assigned an appropriate portion of its Revolving Loan Commitments and outstanding Revolving Loans to Administrative Agent and (ii) immediately thereafter, Administrative Agent will be deemed to have assigned to each new Revolving Lender and existing Revolving Lender that is increasing its Pro Rata Share of the Revolving Loan Commitments its new or increased portion of the outstanding Revolving Loans and the Revolving Loan Commitments.  Administrative Agent will notify each Revolving Lender of its Pro Rata Share of the Revolving Loans and Revolving Loan Commitments, as so adjusted.  On or before the Revolving Loan Increase Effective Date, each new Revolving Lender and each Revolving Lender increasing its Pro Rata Share of the outstanding Revolving Loans in connection with this Amendment shall deliver funds representing the amount of its increase to Administrative Agent, for distribution to each Revolving Lender whose Pro Rata Share decreased as a result of this Amendment.  To the extent that any such adjustment of Pro Rata Shares results in losses or expenses to any Lender as a result of the prepayment of any Eurodollar Rate Loan on a date other than the scheduled last day of the applicable Interest Period, Company acknowledges that it shall be responsible for such losses or expenses pursuant to subsection 2.6D of the Credit Agreement.

Section 4.              COMPANY’S AND HOLDINGS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company and Holdings represent and warrant to each Lender the following:

A.  Corporate Power and Authority.  Company and Holdings have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.  Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Company and Holdings.

C.  No Conflict.  The execution and delivery by Company and Holdings of this Amendment do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any other Loan Party, the Organizational Documents of Company or any other Loan Party or any order, judgment or decree of any court or other agency of government binding on Company or any other Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any other Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any other Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any other Loan Party, except for such approvals or consents which will be obtained on or before each of the First Amendment Effective Date and the Revolving Loan Increase Effective Date and except, in each case, to the extent such violation, conflict, Lien or failure to obtain such approval or consent could not reasonably be expected to have a Material Adverse Effect.

D.  Governmental Consents.  The execution and delivery by Company and Holdings and the performance by Company and Holdings of the Amended Agreement do not and will not require any Governmental Authorization.

E.  Binding Obligation.  This Amendment has been duly executed and delivered by Company and Holdings and this Amendment and the Amended Agreement are the legally valid and binding obligations of Company and Holdings, enforceable against Company and Holdings in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.  Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit

Agreement are and will be true, correct and complete in all material respects on and as of each of the First Amendment Effective Date and the Revolving Loan Increase Effective Date to the same extent as though made on and as of each such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.  Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default, except as shall be waived hereby.

Section 5.              ACKNOWLEDGEMENT AND CONSENT

Holdings, each Guarantor (as defined in the Guaranties) and each Grantor (as defined in the Security Agreement) (such Guarantors and Grantors together with Holdings, the “Credit Support Parties”) each hereby acknowledges and agrees that the Guaranties and Collateral Documents (each, a “Credit Support Document”) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date and the Revolving Loan Increase Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 6.              MISCELLANEOUS

A.  Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)            On and after each of the First Amendment Effective Date and the Revolving Loan Increase Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit

Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended hereby as of such date.

(ii)           Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)          The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.  Fees and Expenses.  Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Company.

C.  Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.  Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

E.  Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  This Amendment (other than (i) the provisions of Sections 1 and 2 hereof, the effectiveness of which is governed by Section 3 hereof, and (ii) the provisions of Section 5 hereof, which shall become effective upon execution of a counterpart hereof by each of the Credit Support Parties) shall become effective upon the execution of a counterpart hereof by Company, Holdings and the Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PANOLAM INDUSTRIES
INTERNATIONAL, INC.

/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

PANOLAM HOLDINGS II CO.

/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

For purposes of Section 5 only, as a
Credit Support Party:

PANOLAM INDUSTRIES, INC.
PIONEER PLASTICS CORPORATION

/s/ Robert J. Muller, Jr.
Name:	Robert J. Muller
Title:	Chairman, President & CEO

CREDIT SUISSE, Cayman Islands
Branch, individually as a Lender
and as Administrative Agent

/s/ William O’Daly
Name:	William O’Daly
Title:	Director

/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate